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                                  EXHIBIT 10.16

                      AMENDMENT TO BUSINESS LOAN AGREEMENT

     This Amendment to Business Loan Agreement and Master Revolving Note (this "Amendment"), effective as of December 27, 1999, is entered into by and between Comerica Bank-California ("Bank") and Taitron Components Incorporated, a California corporation ("Borrower").

     Bank and Borrower are parties to that certain Business Loan Agreement dated as of May 6, 1997 (as heretofore amended, together with the Addendum attached to and made a part thereof, the "Business Loan Agreement"). In connection with the Business Loan Agreement, Borrower entered into that certain Master Revolving Note dated May 6, 1997 in the maximum principal amount of $16,000,000 (the "Revolving Note") and that certain Addendum to Master Revolving Note dated as of May 6, 1997 (the "Note Addendum").

     Borrower has requested, and Bank has agreed, to make certain amendments to the Business Loan Agreement, the Note and the Note Addendum as set forth below. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower agree as follows:

     1. Section 2(a) of the Addendum to the Business Loan Agreement is hereby amended and restated to read in full as follows:

          (a)  Tangible Effective Net Worth in an amount not less than
          (i) $26,500,000 at any time prior to December 31, 1997, (ii) $27,000,000 at any time commencing on December 31, 1997 through and including December 30, 1998, (iii) $28,000,000 commencing on December 31, 1998 through and including December 30, 1999, (iv) $28,350,000 as of December 31, 1999 and (v) following December 31, 1999, the sum of $28,350,000 plus 100% of net income for each fiscal year thereafter (determined in accordance with GAAP, but excluding stock repurchases and dividends, provided that in no event shall such net income be deemed to be less than zero.

     2. The following new Section 2(d) is hereby added to the Addendum to the Business Loan Agreement:

          (d) A net profit for each fiscal year (determined in accordance with GAAP) of not less than $1,000,000.

     3. Borrower and Bank hereby affirm that each of the Business Loan Agreement, the Revolving Note and the Note Addendum remains in full force and effect without modification except as expressly provided in this Amendment.

     IN WITNESS WHEREOF, Borrower and Bank have duly executed and delivered this Amendment as of the date first written above.


TAITRON COMPONENTS INCORPORATED             COMERICA BANK-CALIFORNIA


By: /s/ Stewart Wang                        By: /s/ Jason Brown
Name:    Stewart Wang                       Name: Jason Brown
Title: CEO and President                    Title: Vice President


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